Exhibit 10.2


                         MOBIUS MANAGEMENT SYSTEMS, INC.
                 NON-EMPLOYEE DIRECTORS' 1998 STOCK OPTION PLAN
                                 AMENDMENT NO. 3



            Pursuant to Section 10 of the Mobius Management Systems, Inc. Non-Employee Directors' 1998 Stock Option Plan (the "Plan"), and in accordance with the resolutions of the Board of Directors of Mobius Management Systems, Inc. adopted on February 7, 2006, the first sentence of Section 6(c) of the Plan is amended in its entirety to read as follows:


            Each option granted under the Plan shall first be exercisable with respect to 25% of the shares subject thereto on each of the dates three months, six months, nine months and twelve months after the date of grant.






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